UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2014

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-21174	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts  01803
(Address of Principal Executive Offices)   (Zip Code)

(978) 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⎕ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⎕ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⎕ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⎕ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On March 31, 2014, Avid Technology, Inc.’s (the “Company”) cash balance was $22 million and as of such date, it had no balance outstanding on its available line of credit with Wells Fargo. The decline in the Company’s cash position during the first quarter of 2014 was primarily due to spending on the restatement, payments related to prior restructuring programs and seasonal payments related to operating activities. The Company expects that remaining payments related to the restatement as of April 1, 2014 to amount to approximately $15 million to $20 million. The Company is continuing to target mid-2014 for completion of the restatement.

Under the credit facilities with Wells Fargo, Avid and certain of its subsidiaries have a combined maximum availability of up to $60 million for borrowings and letter of credit guarantees. The actual amount of credit available to Avid and its subsidiaries parties to the agreement varies depending upon changes in the level of the respective accounts receivable and inventory, and is subject to other terms and conditions which are more specifically described in the agreement as amended, attached as exhibits to Avid’s Form 8-K filed October 7, 2010 and Form 10-Q filed November 10, 2011. The credit facilities have a maturity date of October 1, 2014, at which time Wells Fargo’s commitments to provide additional credit will terminate and all outstanding borrowings must be repaid. The credit agreement requires that Avid and Avid Technology International B.V. (Avid Europe) maintain liquidity (comprised of unused availability plus certain unrestricted cash and cash equivalents), respectively, of $10 million, at least $5 million of which must be from unused availability under Avid’s portion of the credit facilities, and $5 million, at least $2.5 million of which must be from unused availability under Avid Europe’s portion of the credit facilities. At March 31, 2014 Avid and Avid Europe had available borrowings under the credit facilities of approximately $21.5 million and $15.5 million, respectively, after taking into consideration certain reserves and outstanding letters of credit and the required liquidity covenant.

On May 13, 2014, the Company filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (the “SEC”) with regard to its Quarterly Report on Form 10-Q for the fiscal year ended March 31, 2014, indicating that the Company would not be able to file the Form 10-Q within the prescribed time period or by May 19, 2014 the fifth calendar day following the prescribed due date. The delay is a result of the ongoing restatement of Avid’s financial statements for the fiscal years ended December 31, 2011, 2010 and 2009 and for its quarterly periods ended September 30, 2012 and 2011, June 30, 2012 and 2011, and March 31, 2012 and 2011. As previously reported, the restatement relates to the Company’s accounting treatment of certain upgrades, enhancements and compatibility extensions (collectively “Software Updates”) it previously made available to certain of its customers at no-charge. The Company has determined that such Software Updates should have been accounted for as implied post-contract customer support under U.S. Generally Accepted Accounting Principles (“GAAP”). The Company also reported that it was reassessing its accounting for certain restructuring expenses related to lease obligations and other exit activities. Based on its continuing reassessment, the Company has concluded that the restructuring expenses may have been cumulatively overstated by approximately $4.0 million on a pre-tax basis at September 30, 2012. Furthermore, as part of the restatement review, the Company determined that the divestiture of the Company’s consumer product lines in July 2012 may qualify to be presented as discontinued operations under GAAP, requiring reclassification of all historical revenues and expenses attributable to the consumer product lines to income or loss from discontinued operations. Because of the ongoing restatement process, the Company cannot estimate the amounts of such reclassifications.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the

“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements
Except for historical information contained in the Form 8-K, this Form 8-K includes forward-looking statements that involve risks and uncertainties, including statements about Avid's anticipated plans, objectives, expectations and intentions. Such statements include, without limitation, statements regarding the ongoing evaluation of Avid's current and historical accounting practices and treatment of various items, including Software Updates and the outcome and timing of such evaluation, the timing objectives for completion of its accounting restatement and becoming current in its required filings with the SEC, the estimated costs related to the Company's ongoing accounting evaluation. These forward-looking statements are based on current expectations as of the date of this filing and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the following: the effect on the Company’s sales, operations and financial performance resulting from: delays in Avid's completion of its financial statements and the filing of its periodic reports; the delisting of its stock from the NASDAQ stock market and the Company’s ability to have its shares relisted on the NASDAQ stock market; the previously disclosed ongoing SEC and Department of Justice inquiries; pending litigation and possibility of further legal proceedings adverse to the Company resulting from the restatement or related matter; the costs associated with the restatement and the SEC and DOJ inquiries; the identified material weakness in Avid's internal controls; recent changes in Avid's management; recent changes in Avid’s external accountants; Avid's ability to execute its strategic plan and meet customer needs; its ability to produce innovative products in response to changing market demand, particularly in the media industry; competitive factors; history of losses; fluctuations in its revenue, based on, among other things, Avid's performance in particular geographies or markets, fluctuations in foreign currency exchange rates and seasonal factors; adverse changes in economic conditions; and Avid's liquidity, including the fact that its line of credit with Wells Fargo expires October 1, 2014. Moreover, the business may be adversely affected by future legislative, regulatory or tax changes as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. These and other factors that could adversely affect Avid's business and prospects are described in the filings made by the Company with the SEC. Avid expressly disclaims any obligation or undertaking to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: May 13, 2014	By: /s/ John W. Frederick Name: John W. Frederick Title: Executive Vice President, Chief Financial Officer and Chief Administrative Officer